UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 3, 2013

Date of Report (Date of earliest event reported)

GTJ REIT, INC.

(Exact name of registrant as specified in its Charter)

Maryland	0001368757	20-5188065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Merrick Road

Lynbrook, NY 11563

(Address of principal executive offices) (Zip Code)

(516) 881-3535

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On April 3, 2013, four indirect subsidiaries of GTJ REIT, Inc. (the “Company”), Wu/LH 103 Fairview Park LLC (“Fairview”), Wu/LH 404 Fieldcrest LLC (“Fieldcrest”),  Wu/LH 300 American LLC (“300 American”) and Wu/LH 500 American LLC (“500 American”, and together with Fairview, Fieldcrest and 300 American, hereinafter collectively referred to as the “Borrowers”) entered into certain mortgage and security agreements (the “Loan Agreements”) with Genworth Life Insurance Company (the “Lender”), pursuant to which the Lender made term loans to the Borrowers in the aggregate principal amount of $29.5 million (the “Loans”).  Each of the Borrowers is a wholly-owned subsidiary of GTJ Realty, L.P. (the “UPREIT”).  The Loans bear interest at a rate of 3.20% and mature on April 30, 2018.  The Loans were evidenced by (i) a promissory note, executed simultaneously therewith, by Fairview and Fieldcrest payable to the order of Genworth Life Insurance Company in the amount of $14,400,000 (the “New York Note”) and (ii) a promissory note, executed simultaneously therewith, by 300 American and 500 American in the amount of $15,100,000 (the “New Jersey Note” and together with the New York Note, hereinafter referred to as the “Notes”).

Pursuant to the New York Note, Fairview and Fieldcrest will make monthly payments of interest only in the amount of $38,400.00 from June 1, 2013 to and including May 1, 2014.  On June 1, 2014, Fairview and Fieldcrest will make monthly payments of principal and interest in the amount of $69,793.77 until such New York Note becomes due and payable, if not sooner paid.

Pursuant to the New Jersey Note, 500 American and 300 American will make monthly payments of interest only in the amount of $40,266.67 from June 1, 2013 to and including May 1, 2014.  On June 1, 2014, 500 American and 300 American will make monthly payments of principal and interest in the amount of $73,186.53 until such New Jersey Note becomes due and payable, if not sooner paid.

The obligations represented by the New York Note are secured by, among other things, a first priority mortgage lien and security interest on certain (a) improved real estate located at 103 Fairfield Park Drive, Elmsford, New York and 404 Fieldcrest Drive, Elmsford, New York (collectively, the “New York Properties”) and (b) other property and rights of the Borrowers, all as more specifically described in the Loan Agreements and other ancillary documents.

The obligations represented by the New Jersey Note are secured by, among other things, a first priority mortgage lien and security interest on certain (a) improved real estate located at 300 American Road, Morris Plains, New Jersey and 500 American Road, Morris Plains, New Jersey, respectively (collectively, the “New Jersey Properties” and together with the New York Properties, hereinafter referred to as the “Properties”), and (b) other property and rights of the Borrowers, all as more specifically described in the Loan Agreements and other ancillary documents.

The proceeds from the Loans were used to satisfy in full the Borrowers’ obligations to John Hancock Life Insurance Company under a prior mortgage and security agreement relating to the Properties.

The Loan Agreements contain customary representations and warranties, covenants and events of default.

Certain obligations under the Loan Agreements are guaranteed by the UPREIT, pursuant to the terms of certain Guaranties entered into by the UPREIT and Lender.

As a condition to Lender entering into the Loan Agreements, the Borrowers and the UPREIT agreed to indemnify the Lender against certain claims and guaranty certain obligations of Borrower pursuant to certain Environmental Indemnity Agreements (the “Environmental Indemnities”).

The summary of the Loan Agreements and the related transaction described above are qualified in their entirety by reference to the Exhibits attached hereto.

Item 2.03   Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant

The information set forth in Item 1.01 of this report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

10.1        Amended and Restated Mortgage, Assignment of Rents and Leases, and Security Agreement dated April 3, 2013, by and between Wu/LH 103 Fairview Park LLC, and Wu/LH 404 Fieldcrest LLC and Genworth Life Insurance Company.

10.2        Amended and Restated Promissory Note dated April 3, 2013, payable to the order of Genworth Life Insurance Company in the stated principal amount of $14,400,000.

10.3        Unconditional Guaranty dated April 3, 2013, by GTJ Realty, L.P. to and for the benefit of Genworth Life Insurance Company.

10.4        Environmental Indemnity dated April 3, 2013, by and between Wu/LH 103 Fairview Park LLC, Wu/LH 404 Fieldcrest LLC, GTJ Realty L.P. and Genworth Life Insurance Company.

10.5        Mortgage, Assignment of Rents and Leases, and Security Agreement dated April 3, 2013, by and between Wu/LH 300 American LLC and Wu/LH 500 American LLC and Genworth Life Insurance Company.

10.6        Promissory Note dated April 3, 2013, payable to the order of Genworth Life Insurance Company in the stated principal amount of $15,100,000.

10.7        Unconditional Guaranty dated April 3, 2013, by GTJ Realty, L.P. to and for the benefit of Genworth Life Insurance Company.

10.8        Environmental Indemnity dated April 3, 2013, by and between Wu/LH 300 American LLC, Wu/LH 500 American LLC, GTJ Realty L.P. and Genworth Life Insurance Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2013	GTJ REIT, INC.

	By:	/s/ Paul Cooper
Paul Cooper
Chief Executive Officer